Exhibit 99.1

NEWS

Charter Reports Fourth Quarter and Annual 2009
Financial and Operating Results

St. Louis, Missouri – March 2, 2010 – Charter Communications, Inc. (along with its subsidiaries, the “Company” or “Charter”) today reported financial and operating results for the three months and year ended December 31, 2009.

Key year-over-year highlights:

•	Revenues for the year ended December 31, 2009 increased 4.5% on a pro forma1 basis and 4.3% on an actual basis compared to 2008.

•	Adjusted EBITDA2 for 2009 increased 7.8% on a pro forma basis and 7.5% on an actual basis compared to 2008.

•	Fourth quarter revenues grew 3.5% on a pro forma basis and 3.3% on an actual basis, driven by increases in telephone, high-speed Internet (HSI) and commercial revenues.

•	Fourth quarter adjusted EBITDA grew 2.4% on a pro forma basis and 2.1% on an actual basis.

•	Total average monthly revenue per basic video customer (ARPU) for the fourth quarter increased 8.1% year-over-year to $117.43, driven by increased sales of The Charter BundleTM.

•	Charter completed its financial restructuring in November 2009, reducing debt by approximately $8 billion, or 40%.

1 Pro forma results are described below in the “Use of Non-GAAP Financial Metrics” section and are provided in the addendum of this news release.
2Adjusted EBITDA is defined in the “Use of Non-GAAP Financial Metrics” section and is reconciled to consolidated net income (loss) in the addendum of this news release.

“2009 was a successful year on many fronts. We enhanced our video, Internet and phone services while continuing to improve the customer experience. We also achieved strong operating results throughout the year and completed a financial restructuring that better positions us for the future,” said Mike Lovett, Interim President and Chief Executive Officer.

Fresh Start Accounting and Combined Successor and Predecessor Results

As previously announced, Charter emerged from Chapter 11 on November 30, 2009 under our pre-arranged Joint Plan of Reorganization (“the Plan”), which was confirmed by the United States Bankruptcy Court for the Southern District of New York.

Upon emergence from bankruptcy, Charter adopted fresh start accounting. In addition to fresh start accounting, our consolidated financial statements reflect all effects of the transactions contemplated by the Plan. Thus, our financial statements are not comparable in many respects to our financial statements for periods prior to our adoption of fresh start accounting and prior to accounting for the effects of the reorganization.

The accompanying consolidated statements of operations and cash flows contained in the addendum to this release present the results of operations and the sources and uses of cash for (i) the eleven months ended November 30, 2009 of the Company (the “Predecessor”) and (ii) the one month ended December 31, 2009 of the Company (the “Successor”). However, for purposes of this release, we have combined the current year results of operations for the Predecessor and the Successor. We believe the combined results of operations for the three and twelve months ended December 31, 2009 provide management and investors with a more meaningful perspective of our ongoing financial and operational performance and trends than if we did not combine the results of operations of the Predecessor and the Successor in this manner.

Net gains related to our emergence from Chapter 11 Bankruptcy and the related application of fresh start accounting had a significant impact on net income for the quarter and year ended December 31, 2009.  Net income for the fourth quarter of 2009 was $12.718 billion compared to a net loss of $1.495 billion in the year ago quarter. Net income for 2009 was $11.366 billion compared to a net loss of $2.451 billion in 2008.

Key Operating Results

All of the following customer and ARPU statistics are presented on a pro forma basis. Charter served approximately 12.7 million revenue generating units (RGUs) as of December 31, 2009. Approximately 57% of Charter’s customers subscribe to a bundle, up from 53% in the fourth quarter of 2008. Charter’s pro forma ARPU for the fourth quarter of 2009 was $117.43, an increase of 8.1% compared to fourth quarter 2008, primarily as a result of higher bundled penetration.

Fourth quarter 2009 customer changes (on a pro forma basis) included the following:

•
Digital video customers increased by approximately 43,300 and basic video customers decreased by approximately 56,900 during the fourth quarter. Video ARPU was $62.06 for the fourth quarter of 2009, up 4.7% year-over-year.

•
HSI customers grew by approximately 51,800 during the fourth quarter of 2009. HSI ARPU of $41.48 increased approximately 3.0% compared to the year-ago quarter, driven by customer upgrades to higher speeds of service and increased penetration of home networking service.

•
Fourth quarter 2009 net gains of telephone customers were approximately 60,600. Telephone penetration is now 14.9% of approximately 10.7 million telephone homes passed as of December 31, 2009. Telephone ARPU of $41.73 increased approximately 1.6% compared to the year-ago quarter.

As of December 31, 2009, Charter served approximately 5.3 million customers, and the Company’s 12.7 million RGUs were comprised of 4.8 million basic video, 3.2 million digital video, 3.1 million HSI and 1.6 million telephone customers.

Fourth Quarter Results – Pro forma

Fourth quarter revenues of $1.710 billion increased 3.5% compared to the year-ago quarter on a pro forma basis. Adjusted EBITDA for the fourth quarter of 2009 totaled $633 million, an increase of 2.4% compared to the pro forma results for the year-ago period.

Fourth Quarter Results – Actual

Fourth quarter revenues of $1.710 billion increased 3.3% on an actual basis. The increase is the result of HSI, telephone and commercial revenue growth.

HSI revenues were $378 million, up 8.9% year-over-year due to an increased number of customers and ARPU growth. Telephone revenues for the 2009 fourth quarter were $184 million, a 17.9% increase over fourth quarter 2008, driven by a larger telephone customer base and an increase in telephone ARPU. Commercial revenues rose to $116 million, a 12.6% increase year-over-year, primarily resulting from increased sales of the Charter Business Bundle® and customer relationship growth. Video revenues were $862 million, essentially flat with the year-ago quarter, as digital and advanced services revenue growth were offset by a decline in basic video customers. Advertising sales revenues of $69 million for the fourth quarter of 2009, which showed a 7.8% improvement compared to the third quarter of 2009, declined 18.8% year-over-year, primarily as a result of significant decreases in revenues from the political, automotive and retail sectors.

Operating costs and expenses totaled $1.077 billion for the fourth quarter of 2009, a 4.0% increase compared to the year-ago period. Operating expenses for the 2009 fourth quarter, which include programming, service and advertising sales costs, were $731 million, a 4.0% increase year-over-year, primarily as a result of increased programming costs. Selling, general and administrative expenses were $346 million, an increase of 3.9% compared to the year-ago quarter.

Adjusted EBITDA for the fourth quarter of 2009 rose to $633 million, up 2.1% compared to the fourth quarter of 2008.

Charter reported $977 million of income from operations in the fourth quarter of 2009, compared to a net loss from operations of $1.257 billion in the fourth quarter of 2008. Driving the change are differences in non-cash franchise impairment charges. In the fourth quarter of 2008 Charter recorded a $1.521 billion non-cash franchise impairment charge. In the fourth quarter of 2009, we finalized the franchise impairment analysis initiated in the third quarter and recorded a $691 million reduction of the previously recorded non-cash franchise impairment charge.

Expenditures for property, plant and equipment for the fourth quarter of 2009 were $315 million, compared to fourth quarter 2008 expenditures of $264 million. The increase in capital expenditures was driven primarily by an increase in customer premise equipment related to higher customer demand for high definition and digital video recorder converters and an increase in support capital due to hardware, software and vehicle purchases.

Net cash flows used in operating activities for the fourth quarter of 2009 were $414 million, compared to $11 million in the fourth quarter of 2008. The increase in net cash flows used in operating activities was primarily due to cash paid associated with implementing the Plan.

Year to Date Results – Pro forma

Pro forma revenues for the year ended December 31, 2009 were $6.754 billion, an increase of 4.5%, or $293 million, over pro forma 2008 results.

Pro forma adjusted EBITDA for 2009 totaled $2.493 billion, an increase of 7.8% compared to the pro forma results for the year-ago period. The pro forma adjusted EBITDA margin increased 110 basis points for the year to 36.9%, up from 35.8% in the year-ago period on a pro forma basis.

Year to Date Results – Actual

Revenues of $6.755 billion for the year ended December 31, 2009 increased 4.3% compared to the year-ago period. The increase resulted from telephone, HSI and commercial revenue growth.

Telephone revenues for 2009 were $713 million, a 28.5% increase over 2008, driven by a larger telephone customer base and an increase in telephone ARPU. HSI revenues were $1.476 billion, up 8.8% year-over-year. Commercial revenues rose to $446 million, a 13.8% increase year-over-year. Video revenues were $3.468 billion, essentially flat with the same period in 2008. Advertising sales revenues declined 19.2% year-over-year to $249 million for 2009.

Operating costs and expenses totaled $4.262 billion for 2009, a 2.5% increase compared to the year-ago period. Operating expenses for the year, which include programming, service and advertising sales costs, were $2.895 billion, a 3.7% increase year-over-year. Selling, general and administrative expenses were $1.367 billion, essentially flat with the prior year.

Adjusted EBITDA for the year ended December 31, 2009 rose to $2.493 billion, up 7.5% compared to the prior year.

Charter reported a $979 million of loss from operations in 2009, compared to a $614 million loss in 2008. The increase in loss from operations is primarily due to the $2.163 billion non-cash franchise impairment charge recorded in 2009 compared to $1.521 billion in 2008, partially offset by the increase in adjusted EBITDA and change in other operating income.

Expenditures for property, plant and equipment for 2009 were $1.134 billion, compared to 2008 expenditures of $1.202 billion. The decrease in capital expenditures is primarily the result of lower spending on scalable infrastructure related to HSI and headend upgrades during 2009 compared to 2008. During 2010, we expect capital expenditures to be approximately $1.2 billion.

Net cash flows from operating activities for 2009 were $594 million, compared to $399 million in 2008. The increase in net cash flows from operating activities is primarily due to a decrease in cash paid for interest and increase in adjusted EBITDA, offset by reorganization items.

Debt and Equity Update

Upon completion of the Plan, Charter eliminated $8 billion of debt and reduced annual interest expense by more than $830 million. As of December 31, 2009, Charter had approximately $13.509 billion principal amount of debt and $754 million in cash and cash equivalents.

The Company has applied to NASDAQ to list its Class A common stock. The Company believes it will be in a position to complete the listing of its shares of Class A common stock on NASDAQ upon filling the vacancy on its board of directors and audit committee.

Conference Call

The Company will host a conference call on Tuesday, March 2, 2010 at 9:00 a.m. Eastern Time (ET) related to the contents of this release.

The conference call will be webcast live via the Company’s website at www.charter.com. The webcast can be accessed by selecting "Investor & News Center" from the lower menu on the home page. The call will be archived in the "Investor & News Center" in the "Financial Information" section on the left beginning two hours after completion of the call. Participants should go to the call link no later than 10 minutes prior to the start time to register.

Those participating via telephone should dial 866-726-7983 no later than 10 minutes prior to the call. International participants should dial 706-758-7055. The conference ID code for the call is 59952615.

A replay of the call will be available at 800-642-1687 or 706-645-9291 beginning two hours after the completion of the call through the end of business on March 16, 2010. The conference ID code for the replay is 59952615.

Additional Information Available on Website

A slide presentation to accompany the conference call will be available on the “Investor & News Center” of our website at www.charter.com in the “Financial Information” section. A trending schedule containing historical customer and financial data can also be found in the “Financial Information” section.

Use of Non-GAAP Financial Metrics

The Company uses certain measures that are not defined by Generally Accepted Accounting Principles (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, pro forma adjusted EBITDA, adjusted EBITDA less capital expenditures and free cash flow are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net income (loss) or cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is reconciled to consolidated net income (loss) and free cash flow is reconciled to cash flows from operating activities in the addendum of this new release.

Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, income taxes, depreciation and amortization, impairment of franchises, asset impairment charges, stock compensation expense and other operating expenses, such as special charges and loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s businesses as well as other non-cash or non-recurring items, and is unaffected by the Company’s capital structure or investment activities. Adjusted EBITDA less capital expenditures is defined as Adjusted EBITDA minus purchases of property, plant and equipment. Adjusted EBITDA, pro forma adjusted EBITDA and adjusted EBITDA less capital expenditures are used by management and the Company’s board of directors to evaluate the performance of the Company’s business. For this reason, they are significant components of Charter’s annual incentive compensation program. However, these measures are limited in that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing. Management evaluates these costs through other financial measures.

Free cash flow is defined as net cash flows from operating activities, less purchases of property, plant and equipment and changes in accrued expenses related to capital expenditures.

The Company believes that adjusted EBITDA, pro forma adjusted EBITDA, adjusted EBITDA less capital expenditures and free cash flow provide information useful to investors in assessing Charter’s performance and its ability to service its debt, fund operations and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to the leverage ratio calculation under the Company’s credit facilities or outstanding notes to determine compliance with the covenants contained in the facilities and notes (all such documents have been previously filed with the United States Securities and Exchange Commission). Adjusted EBITDA and pro forma adjusted EBITDA, as presented, include management fee expenses in the amount of $36 million and $32 million for the three months ended December 31, 2009 and 2008, respectively, which expense amounts are excluded for the purposes of calculating compliance with leverage covenants.

In addition to the actual results for the three and twelve months ended December 31, 2009 and 2008, we have provided pro forma results in this release for the three months ended December 31, 2008 and years ended December 31, 2009 and 2008. We believe these pro forma results facilitate meaningful analysis of the results of operations. Pro forma results in this release reflect certain sales and acquisitions of cable systems in 2008 and 2009 as if they occurred as of January 1, 2008. Pro forma statements of operations for the three months ended December 31, 2008 and years ended December 31, 2009 and 2008 and pro forma customer statistics as of September 30, 2009 and December 31, 2008 are provided in the addendum of this news release.

About Charter

Charter Communications, Inc. (CCMM - OTC Bulletin Board) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter TVTM video entertainment programming, Charter InternetTM access, and Charter PhoneTM. Charter Business® similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

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Contact:

Media:                                                                Analysts:
Anita Lamont                                                   Mary Jo Moehle
314-543-2215                                                     314-543-2397

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial.  Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations.  Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC").  Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services to residential and commercial customers, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition and the difficult economic conditions in the United States;

•
the impact of competition from other distributors, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers and competition from video provided over the Internet;

•	general business conditions, economic uncertainty or downturn and the significant downturn in the housing sector and overall economy;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	our ability to adequately deliver customer service;

•	the effects of governmental regulation on our business;

•
the availability and access, in general, of funds to meet our debt obligations, prior to or when they become due, and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) cash flows from operating activities, (iii) access to the capital or credit markets including through new issuances, exchange offers or otherwise, especially given recent volatility and disruption in the capital and credit markets, or (iv) other sources and our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt; and

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Actual Three Months Ended December 31, 2009
	Successor	Predecessor	Combined	Predecessor
	December 1	October 1	October 1	Actual Three
	through	through	through	Months Ended
	December 31, 2009	November 30, 2009	December 31, 2009	December 31, 2008	% Change

REVENUES:
Video	$288	$574	$862	$864	-0.2%
High-speed Internet	127	251	378	347	8.9%
Telephone	61	123	184	156	17.9%
Commercial	39	77	116	103	12.6%
Advertising sales	22	47	69	85	-18.8%
Other	35	66	101	101	0.0%
Total revenues	572	1,138	1,710	1,656	3.3%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (a)	244	487	731	703	4.0%
Selling, general and administrative (excluding stock
compensation expense) (b)	117	229	346	333	3.9%
Operating costs and expenses	361	716	1,077	1,036	4.0%

Adjusted EBITDA	211	422	633	620	2.1%

Adjusted EBITDA margin	36.9%	37.1%	37.0%	37.4%

Depreciation and amortization	122	217	339	329
Impairment of franchises	-	(691)	(691)	1,521
Stock compensation expense	1	3	4	9
Other operating expenses, net	4	-	4	18

Income (loss) from operations	84	893	977	(1,257)

OTHER INCOME (EXPENSES):
Interest expense, net (excluding unrecorded contractual interest
expense of $137 for the two months ended November 30, 2009)	(68)	(135)	(203)	(486)
Change in value of derivatives	-	-	-	(28)
Gain due to effects of Plan	-	6,818	6,818	-
Gain due to fresh start accounting adjustments	-	5,659	5,659	-
Reorganization items, net	(3)	(121)	(124)	-
Other income (expense), net	(3)	1	(2)	(2)
	(74)	12,222	12,148	(516)

Income (loss) before income taxes	10	13,115	13,125	(1,773)

Income tax benefit (expense)	(8)	(93)	(101)	277

Consolidated net income (loss)	2	13,022	13,024	(1,496)

Less: Net (income) loss - noncontrolling interest	-	(306)	(306)	1

Net income (loss) - Charter shareholders	$2	$12,716	$12,718	$(1,495)

Earnings (loss) per common share - Charter shareholders:
Basic	$0.02	$33.55		$(3.96)

Diluted	$0.02	$14.09		$(3.96)

Weighted average common shares outstanding, basic	112,078,089	379,080,041		377,920,301

Weighted average common shares outstanding, diluted	114,346,861	902,362,926		377,920,301

(a) Operating expenses include programming, service, and advertising sales expenses.

(b) Selling, general and administrative expenses include general and administrative and marketing expenses.

Adjusted EBITDA is a non-GAAP term. See page 10 of this addendum for the reconciliation of adjusted EBITDA to consolidated net income (loss) as defined by GAAP.

Addendum to Charter Communications, Inc. Fourth Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Actual Year Ended December 31, 2009
	Successor	Predecessor	Combined
	December 1	January 1	January 1	Predecessor
	through	through	through	Actual Year Ended
	December 31, 2009	November 30, 2009	December 31, 2009	December 31, 2008	% Change

REVENUES:
Video	$288	$3,180	$3,468	$3,463	0.1%
High-speed Internet	127	1,349	1,476	1,356	8.8%
Telephone	61	652	713	555	28.5%
Commercial	39	407	446	392	13.8%
Advertising sales	22	227	249	308	-19.2%
Other	35	368	403	405	-0.5%
Total revenues	572	6,183	6,755	6,479	4.3%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (a)	244	2,651	2,895	2,792	3.7%
Selling, general and administrative (excluding stock
compensation expense) (b)	117	1,250	1,367	1,368	-0.1%
Operating costs and expenses	361	3,901	4,262	4,160	2.5%

Adjusted EBITDA	211	2,282	2,493	2,319	7.5%

Adjusted EBITDA margin	36.9%	36.9%	36.9%	35.8%

Depreciation and amortization	122	1,194	1,316	1,310
Impairment of franchises	-	2,163	2,163	1,521
Stock compensation expense	1	26	27	33
Other operating (income) expenses, net	4	(38)	(34)	69

Income (loss) from operations	84	(1,063)	(979)	(614)

OTHER INCOME (EXPENSES):
Interest expense, net (excluding unrecorded contractual interest
expense of $558 for the eleven months ended November 30, 2009)	(68)	(1,020)	(1,088)	(1,905)
Change in value of derivatives	-	(4)	(4)	(29)
Gain due to effects of Plan	-	6,818	6,818	-
Gain due to fresh start accounting adjustments	-	5,659	5,659	-
Reorganization items, net	(3)	(644)	(647)	-
Other income (expense), net	(3)	2	(1)	(2)
	(74)	10,811	10,737	(1,936)

Income (loss) before income taxes	10	9,748	9,758	(2,550)

Income tax benefit (expense)	(8)	351	343	103

Consolidated net income (loss)	2	10,099	10,101	(2,447)

Less: Net (income) loss - noncontrolling interest	-	1,265	1,265	(4)

Net income (loss) - Charter shareholders	$2	$11,364	$11,366	$(2,451)

Earnings (loss) per common share - Charter shareholders:
Basic	$0.02	$30.00		$(6.56)

Diluted	$0.02	$12.61		$(6.56)

Weighted average common shares outstanding, basic	112,078,089	378,784,231		373,464,920

Weighted average common shares outstanding, diluted	114,346,861	902,067,116		373,464,920

(a) Operating expenses include programming, service, and advertising sales expenses.

(b) Selling, general and administrative expenses include general and administrative and marketing expenses.

Adjusted EBITDA is a non-GAAP term. See page 10 of this addendum for the reconciliation of adjusted EBITDA to consolidated net income (loss) as defined by GAAP.

Addendum to Charter Communications, Inc. Fourth Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Actual Three Months Ended December 31, 2009
	Successor	Predecessor	Combined	Predecessor
	December 1	October 1	October 1	Pro Forma Three
	through	through	through	Months Ended
	December 31, 2009	November 30, 2009	December 31, 2009	December 31, 2008	% Change

REVENUES:
Video	$288	$574	$862	$861	0.1%
High-speed Internet	127	251	378	346	9.2%
Telephone	61	123	184	156	17.9%
Commercial	39	77	116	103	12.6%
Advertising sales	22	47	69	85	-18.8%
Other	35	66	101	101	0.0%
Total revenues	572	1,138	1,710	1,652	3.5%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (a)	244	487	731	701	4.3%
Selling, general and administrative (excluding stock
compensation expense) (b)	117	229	346	333	3.9%
Operating costs and expenses	361	716	1,077	1,034	4.2%

Adjusted EBITDA	211	422	633	618	2.4%

Adjusted EBITDA margin	36.9%	37.1%	37.0%	37.4%

Depreciation and amortization	122	217	339	328
Impairment of franchises	-	(691)	(691)	1,521
Stock compensation expense	1	3	4	9
Other operating expenses, net	4	-	4	15

Income (loss) from operations	84	893	977	(1,255)

OTHER INCOME (EXPENSES):
Interest expense, net (excluding unrecorded contractual interest
expense of $137 for the two months ended November 30, 2009)	(68)	(135)	(203)	(486)
Change in value of derivatives	-	-	-	(28)
Gain due to effects of Plan	-	6,818	6,818	-
Gain due to fresh start accounting adjustments	-	5,659	5,659	-
Reorganization items, net	(3)	(121)	(124)	-
Other income (expense), net	(3)	1	(2)	(2)
	(74)	12,222	12,148	(516)

Income (loss) before income taxes	10	13,115	13,125	(1,771)

Income tax benefit (expense)	(8)	(93)	(101)	277

Consolidated net income (loss)	2	13,022	13,024	(1,494)

Less: Net (income) loss - noncontrolling interest	-	(306)	(306)	1

Net income (loss) - Charter shareholders	$2	$12,716	$12,718	$(1,493)

Earnings (loss) per common share - Charter shareholders:
Basic	$0.02	$33.55		$(3.95)

Diluted	$0.02	$14.09		$(3.95)

Weighted average common shares outstanding, basic	112,078,089	379,080,041		377,920,301

Weighted average common shares outstanding, diluted	114,346,861	902,362,926		377,920,301

(a) Pro forma results reflect certain sales of cable systems in 2008 and 2009 as if they occurred as of January 1, 2008. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions or acquisitions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in 2008 and 2009 have been reflected in the operating statistics. The pro forma data is based on information available to Charter as of the date of this document and certain assumptions that we believe are reasonable under the circumstances. The financial data required allocation of certain revenues and expenses and such information has been presented for comparative purposes and is not intended to provide any indication of what our actual financial position, or results of operations would have been had the transactions described above been completed on the dates indicated or to project our results of operations for any future date.

(b) Operating expenses include programming, service, and advertising sales expenses.

(c) Selling, general and administrative expenses include general and administrative and marketing expenses.

December 31, 2008. Pro forma revenues, operating costs and expenses and net loss were reduced by $4 million, $2 million and $2 million, respectively, for the three months ended December 31, 2008.

Adjusted EBITDA is a non-GAAP term. See page 10 of this addendum for the reconciliation of adjusted EBITDA to consolidated net income (loss) as defined by GAAP.

Addendum to Charter Communications, Inc. Fourth Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Pro Forma Year Ended December 31, 2009
	Successor	Predecessor	Combined
	December 1	January 1	January 1	Predecessor
	through	through	through	Pro Forma Year Ended
	December 31, 2009	November 30, 2009	December 31, 2009	December 31, 2008	% Change

REVENUES:
Video	$288	$3,179	$3,467	$3,451	0.5%
High-speed Internet	127	1,349	1,476	1,354	9.0%
Telephone	61	652	713	555	28.5%
Commercial	39	407	446	391	14.1%
Advertising sales	22	227	249	306	-18.6%
Other	35	368	403	404	-0.2%
Total revenues	572	6,182	6,754	6,461	4.5%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (a)	244	2,650	2,894	2,784	4.0%
Selling, general and administrative (excluding stock
compensation expense) (b)	117	1,250	1,367	1,364	0.2%
Operating costs and expenses	361	3,900	4,261	4,148	2.7%

Adjusted EBITDA	211	2,282	2,493	2,313	7.8%

Adjusted EBITDA margin	36.9%	36.9%	36.9%	35.8%

Depreciation and amortization	122	1,194	1,316	1,306
Impairment of franchises	-	2,163	2,163	1,521
Stock compensation expense	1	26	27	33
Other operating (income) expenses, net	4	(40)	(36)	65

Income (loss) from operations	84	(1,061)	(977)	(612)

OTHER INCOME (EXPENSES):
Interest expense, net (excluding unrecorded contractual interest
expense of $558 for the eleven months ended November 30, 2009)	(68)	(1,020)	(1,088)	(1,905)
Change in value of derivatives	-	(4)	(4)	(29)
Gain due to effects of Plan	-	6,818	6,818	-
Gain due to fresh start accounting adjustments	-	5,659	5,659	-
Reorganization items, net	(3)	(644)	(647)	-
Other income (expense), net	(3)	2	(1)	(2)
	(74)	10,811	10,737	(1,936)

Income (loss) before income taxes	10	9,750	9,760	(2,548)

Income tax benefit (expense)	(8)	351	343	103

Consolidated net income (loss)	2	10,101	10,103	(2,445)

Less: Net (income) loss - noncontrolling interest	-	1,265	1,265	(4)

Net income (loss) - Charter shareholders	$2	$11,366	$11,368	$(2,449)

Earnings (loss) per common share - Charter shareholders:
Basic	$0.02	$30.00		$(6.55)

Diluted	$0.02	$12.61		$(6.55)

Weighted average common shares outstanding, basic	112,078,089	378,784,231		373,464,920

Weighted average common shares outstanding, diluted	114,346,861	902,067,116		373,464,920

(a) Pro forma results reflect certain sales of cable systems in 2008 and 2009 as if they occurred as of January 1, 2008. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions or acquisitions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in 2008 and 2009 have been reflected in the operating statistics. The pro forma data is based on information available to Charter as of the date of this document and certain assumptions that we believe are reasonable under the circumstances. The financial data required allocation of certain revenues and expenses and such information has been presented for comparative purposes and is not intended to provide any indication of what our actual financial position, or results of operations would have been had the transactions described above been completed on the dates indicated or to project our results of operations for any future date.

(b) Operating expenses include programming, service, and advertising sales expenses.

(c) Selling, general and administrative expenses include general and administrative and marketing expenses.

December 31, 2009. Pro forma revenues and operating costs and expenses were reduced by $1 million and $1 million, respectively, for the year ended December 31, 2009. Pro forma net income increased by $2 million for the year ended December 31, 2009.

December 31, 2008. Pro forma revenues, operating costs and expenses and net loss were reduced by $18 million, $12 million and $2 million, respectively, for the year ended December 31, 2008.

Adjusted EBITDA is a non-GAAP term. See page 10 of this addendum for the reconciliation of adjusted EBITDA to consolidated net income (loss) as defined by GAAP.

Addendum to Charter Communications, Inc. Fourth Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

	Successor	Predecessor
	December 31,	December 31,
	2009	2008

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$709	$960
Restricted cash and cash equivalents	45	-
Accounts receivable, net of allowance for doubtful accounts	248	222
Prepaid expenses and other current assets	69	36
Total current assets	1,071	1,218

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	6,833	4,987
Franchises, net	5,272	7,384
Customer relationships, net	2,335	9
Goodwill	951	68
Total investment in cable properties, net	15,391	12,448

OTHER NONCURRENT ASSETS	196	216

Total assets	$16,658	$13,882

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$898	$1,310
Current portion of long-term debt	70	155
Total current liabilities	968	1,465

LONG-TERM DEBT	13,252	21,511

NOTE PAYABLE - RELATED PARTY	-	75

DEFERRED MANAGEMENT FEES - RELATED PARTY	-	14

OTHER LONG-TERM LIABILITIES	520	1,082

TEMPORARY EQUITY	1	241

SHAREHOLDERS' EQUITY (DEFICIT):
Charter shareholders' equity (deficit)	1,915	(10,506)
Noncontrolling interest	2	-
Total shareholders' equity (deficit)	1,917	(10,506)

Total liabilities and shareholders' equity (deficit)	$16,658	$13,882

Addendum to Charter Communications, Inc. Fourth Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)

	Three Months Ended December 31, 2009
	Successor	Predecessor	Combined	Predecessor
	December 1	October 1	October 1	Three Months
	through	through	through	Ended
	December 31, 2009	November 30, 2009	December 31, 2009	December 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) - Charter shareholders	$2	$12,716	$12,718	$(1,495)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:			-
Depreciation and amortization	122	217	339	329
Impairment of franchises	-	(691)	(691)	1,521
Noncash interest expense	5	7	12	16
Change in value of derivatives	-	-	-	28
Gain due to effects of Plan	-	(6,818)	(6,818)	-
Gain due to fresh start accounting adjustments	-	(5,659)	(5,659)	-
Noncash reorganization items, net	-	15	15	-
Deferred income taxes	7	93	100	(276)
Noncontrolling interest	-	306	306	(1)
Other, net	3	3	6	11
Changes in operating assets and liabilities, net of effects from dispositions			-
Accounts receivable	26	(63)	(37)	24
Prepaid expenses and other assets	2	1	3	8
Accounts payable, accrued expenses and other	16	(699)	(683)	(176)
Payment of deferred management fees - related party	-	(25)	(25)	-
Net cash flows from operating activities	183	(597)	(414)	(11)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(108)	(207)	(315)	(264)
Change in accrued expenses related to capital expenditures	-	8	8	2
Purchase of CC VIII, LLC interest	-	(150)	(150)	-
Other, net	(3)	(3)	(6)	32
Net cash flows from investing activities	(111)	(352)	(463)	(230)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	-	1,614	1,614	750
Repayments of long-term debt	(17)	(1,002)	(1,019)	(116)
Payments for debt issuance costs	-	(39)	(39)	-
Other, net	-	-	-	(2)
Net cash flows from financing activities	(17)	573	556	632

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	55	(376)	(321)	391
CASH AND CASH EQUIVALENTS, beginning of period	699	1,075	1,075	569
CASH AND CASH EQUIVALENTS, end of period	$754	$699	$754	$960

CASH PAID FOR INTEREST	$4	$411	$415	$606

NONCASH TRANSACTIONS:
Liabilities subject to compromise discharged at emergence	$-	$7,829	$7,829	$-

Addendum to Charter Communications, Inc. Fourth Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)

	Year Ended December 31, 2009
	Successor	Predecessor	Combined
	December 1	January 1	January 1	Predecessor
	through	through	through	Actual Year Ended
	December 31, 2009	November 30, 2009	December 31, 2009	December 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) - Charter shareholders	$2	$11,364	$11,366	$(2,451)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	122	1,194	1,316	1,310
Impairment of franchises	-	2,163	2,163	1,521
Noncash interest expense	5	42	47	61
Change in value of derivatives	-	4	4	29
Gain due to effects of Plan	-	(6,818)	(6,818)	-
Gain due to fresh start accounting adjustments	-	(5,659)	(5,659)	-
Noncash reorganization items, net	-	170	170	-
Deferred income taxes	7	(358)	(351)	(107)
Noncontrolling interest	-	(1,265)	(1,265)	4
Other, net	3	31	34	43
Changes in operating assets and liabilities, net of effects from dispositions
Accounts receivable	26	(52)	(26)	3
Prepaid expenses and other assets	2	(36)	(34)	(1)
Accounts payable, accrued expenses and other	16	(344)	(328)	(13)
Payment of deferred management fees - related party	-	(25)	(25)	-
Net cash flows from operating activities	183	411	594	399

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(108)	(1,026)	(1,134)	(1,202)
Change in accrued expenses related to capital expenditures	-	(10)	(10)	(39)
Purchase of CC VIII, LLC interest	-	(150)	(150)	-
Other, net	(3)	(7)	(10)	31
Net cash flows from investing activities	(111)	(1,193)	(1,304)	(1,210)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Rights Offering	-	1,614	1,614	-
Borrowings of long-term debt	-	-	-	3,105
Repayments of long-term debt	(17)	(1,054)	(1,071)	(1,354)
Payments for debt issuance costs	-	(39)	(39)	(42)
Other, net	-	-	-	(13)
Net cash flows from financing activities	(17)	521	504	1,696

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	55	(261)	(206)	885
CASH AND CASH EQUIVALENTS, beginning of period	699	960	960	75
CASH AND CASH EQUIVALENTS, end of period	$754	$699	$754	$960

CASH PAID FOR INTEREST	$4	$1,096	$1,100	$1,847

NONCASH TRANSACTIONS:
Liabilities subject to compromise discharged at emergence	$-	$7,829	$7,829	$-

Addendum to Charter Communications, Inc. Fourth Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED SUMMARY OF OPERATING STATISTICS

	Approximate as of
	Actual	Pro Forma
	December 31,	September 30,	December 31,
	2009 (a)	2009 (a)	2008 (a)

Customer Summary:
Customer Relationships:
Residential (non-bulk) basic video customers (b)	4,562,900	4,617,900	4,767,600
Multi-dwelling (bulk) and commercial unit customers (c)	261,100	263,000	256,400
Total basic video customers	4,824,000	4,880,900	5,024,000

Non-video customers (b)	493,100	462,800	408,700
Total customer relationships (d)	5,317,100	5,343,700	5,432,700

Pro forma average monthly revenue per basic video customer (e)	$117.43	$115.21	$108.64
Pro forma average monthly video revenue per basic video customer (f)	$62.06	$61.47	$59.28

Residential bundled customers (g)	2,889,700	2,858,300	2,748,000

Revenue Generating Units:
Basic video customers (b) (c)	4,824,000	4,880,900	5,024,000
Digital video customers (h)	3,218,100	3,174,800	3,132,200
Residential high-speed Internet customers (i)	3,062,300	3,010,500	2,875,600
Telephone customers (j)	1,595,900	1,535,300	1,348,800
Total revenue generating units (k)	12,700,300	12,601,500	12,380,600

Total Video Services:
Estimated homes passed (l)	11,902,200	11,861,600	11,773,300
Basic video customers (b)(c)	4,824,000	4,880,900	5,024,000
Estimated penetration of basic homes passed (b) (c) (l) (m)	40.5%	41.1%	42.7%
Pro forma basic video customers quarterly net loss (b) (c) (n)	(56,900)	(46,500)	(71,800)

Digital video customers (h)	3,218,100	3,174,800	3,132,200
Digital penetration of basic video customers (b) (c) (h) (o)	66.7%	65.0%	62.3%
Digital set-top terminals deployed	4,794,500	4,713,500	4,548,200
Pro forma digital video customers quarterly net gain (h) (n)	43,300	22,700	22,400

High-Speed Internet Services:
Estimated high-speed Internet homes passed (l)	11,360,200	11,308,600	11,174,600
Residential high-speed Internet customers (i)	3,062,300	3,010,500	2,875,600
Estimated penetration of high-speed Internet homes passed (i) (l) (m)	27.0%	26.6%	25.7%
Pro forma average monthly high-speed Internet revenue per high-speed Internet customer (f)	$41.48	$41.58	$40.26
Pro forma high-speed Internet customers quarterly net gain (i) (n)	51,800	52,400	22,900

Telephone Services:
Estimated telephone homes passed (l)	10,723,400	10,619,100	10,434,400
Telephone customers (j)	1,595,900	1,535,300	1,348,800
Estimated penetration of telephone homes passed (i) (l) (m)	14.9%	14.5%	12.9%
Pro forma average monthly telephone revenue per telephone customer (f)	$41.73	$42.76	$41.06
Pro forma telephone customers quarterly net gain (j) (n)	60,600	55,300	75,200

Pro forma operating statistics reflect the sales and acquisitions of cable systems in 2008 and 2009 as if such transactions had occurred as of the last day of the respective period for all periods presented. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions or acquisitions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in 2008 and 2009 have been reflected in the operating statistics.

At September 30, 2009 actual basic video customers, digital video customers, high-speed Internet customers and telephone customers were 4,879,100, 3,174,800, 3,010,100, and 1,535,300, respectively.

At December 31, 2008 actual basic video customers, digital video customers, high-speed Internet customers and telephone customers were 5,036,400, 3,133,400, 2,875,200, and 1,348,800, respectively.

See footnotes to unaudited summary of operating statistics on page 9 of this addendum.

Addendum to Charter Communications, Inc. Fourth Quarter 2009 Earnings Release

(a) Our billing systems calculate the aging of customer accounts based on the monthly billing cycle for each account.  On that basis, at December 31, 2009, September 30, 2009, and December 31, 2008, customers include approximately 25,900, 33,300, and 36,000 persons, respectively, whose accounts were over 60 days past due in payment, approximately 3,500, 5,700, and 5,300 persons, respectively, whose accounts were over 90 days past due in payment and approximately 2,200, 2,500, and 2,700 persons, respectively, whose accounts were over 120 days past due in payment.

(b)  "Basic video customers" include all residential customers who receive video services (including those who also purchase high-speed Internet and telephone services) but excludes approximately 493,100, 462,800, and 408,700 customer relationships at December 31, 2009, September 30, 2009, and December 31, 2008, respectively, who receive high-speed Internet service only, telephone service only, or both high-speed Internet service and telephone service and who are only counted as high-speed Internet customers or telephone customers.

(c)  Included within "basic video customers" are those in commercial and multi-dwelling structures, which are calculated on an equivalent bulk unit (“EBU”) basis.  In the second quarter of 2009, we began calculating EBUs by dividing the bulk price charged to accounts in an area by the published rate charged to non-bulk residential customers in that market for the comparable tier of service rather than the most prevalent price charged as was used previously.  This EBU method of estimating basic video customers is consistent with the methodology used in determining costs paid to programmers and is consistent with the methodology used by other multiple system operators (MSOs).  EBUs presented as of December 31, 2008 decreased by 9,300 as a result of the change in methodology.  As we increase our published video rates to residential customers without a corresponding increase in the prices charged to commercial service or multi-dwelling customers, our EBU count will decline even if there is no real loss in commercial service or multi-dwelling customers.

(d)  "Customer relationships" include the number of customers that receive one or more levels of service, encompassing video, Internet and telephone services, without regard to which service(s) such customers receive.  This statistic is computed in accordance with the guidelines of the National Cable & Telecommunications Association (NCTA) that have been adopted by eleven then publicly traded cable operators, including Charter.

(e) "Pro forma average monthly revenue per basic video customer" is calculated as total quarterly pro forma revenue divided by three divided by average pro forma basic video customers during the respective quarter.

(f) "Pro forma average monthly revenue per customer" represents quarterly pro forma revenue for the service indicated divided by three divided by the number of pro forma customers for the service indicated during the respective quarter.

(g) "Residential bundled customers" include residential customers receiving a combination of at least two different types of service, including Charter's video service, high-speed Internet service or telephone.  "Residential bundled customers" do not include residential customers who only subscribe to video service.

(h) "Digital video customers" include all basic video customers that have one or more digital set-top boxes or cable cards deployed.

(i)  "Residential high-speed Internet customers" represent those residential customers who subscribe to our high-speed Internet service.  At December 31, 2009, September 30, 2009, and December 31, 2008, approximately 2,705,300, 2,673,400, and 2,577,200 of these high-speed Internet customers, respectively, receive video and/or telephone services from us and are included within the respective statistics above.

(j)  "Telephone customers" include all customers receiving telephone service.  As of December 31, 2009, September 30, 2009, and December 31, 2008 approximately 1,548,100, 1,493,300, and 1,311,200 of these telephone customers, respectively, receive video and/or high-speed Internet services from us and are included within the respective statistics above.

(k)  "Revenue generating units" represent the sum total of all basic video, digital video, high-speed Internet and telephone customers, not counting additional outlets within one household.  For example, a customer who receives two types of service (such as basic video and digital video) would be treated as two revenue generating units, and if that customer added on high-speed Internet service, the customer would be treated as three revenue generating units.    This statistic is computed in accordance with the guidelines of the NCTA.

(l)  "Homes passed" represent our estimate of the number of living units, such as single family homes, apartment units and condominium units passed by our cable distribution network in the areas where we offer the service indicated.  "Homes passed" exclude commercial units passed by our cable distribution network.  These estimates are updated for all periods presented when estimates change.

(m) "Penetration" represents customers as a percentage of homes passed for the service indicated.

(n) "Pro forma quarterly net gain (loss)" represents the pro forma net gain or loss in the respective quarter for the service indicated.

(o) "Digital penetration of basic video customers" represents the number of digital video customers as a percentage of basic video customers.

Addendum to Charter Communications, Inc. Fourth Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

		Actual Three Months Ended December 31, 2009
		Successor	Predecessor	Combined	Predecessor
		December 1	October 1	October 1	Actual Three
		through	through	through	Months Ended
		December 31, 2009	November 30, 2009	December 31, 2009	December 31, 2008

Consolidated net income (loss)		$2	$13,022	$13,024	$(1,496)
Plus:	Interest expense, net	68	135	203	486
	Income tax (benefit) expense	8	93	101	(277)
	Depreciation and amortization	122	217	339	329
	Impairment of franchises	-	(691)	(691)	1,521
	Stock compensation expense	1	3	4	9
	(Gain) loss due to bankruptcy related items (b)	3	(12,356)	(12,353)	-
	Other, net	7	(1)	6	48

Adjusted EBITDA (c)		211	422	633	620
Less:	Purchases of property, plant and equipment	(108)	(207)	(315)	(264)

Adjusted EBITDA less capital expenditures		$103	$215	$318	$356

Net cash flows from operating activities		$183	$(597)	$(414)	$(11)
Less:	Purchases of property, plant and equipment	(108)	(207)	(315)	(264)
	Change in accrued expenses related to capital expenditures	-	8	8	2

Free cash flow		$75	$(796)	$(721)	$(273)

		Actual Three Months Ended December 31, 2009
		Successor	Predecessor	Combined	Predecessor
		December 1	October 1	October 1	Pro Forma Three
		through	through	through	Months Ended
		December 31, 2009	November 30, 2009	December 31, 2009	December 31, 2008 (a)

Consolidated net income (loss)		$2	$13,022	$13,024	$(1,494)
Plus:	Interest expense, net	68	135	203	486
	Income tax (benefit) expense	8	93	101	(277)
	Depreciation and amortization	122	217	339	328
	Impairment of franchises	-	(691)	(691)	1,521
	Stock compensation expense	1	3	4	9
	(Gain) loss due to bankruptcy related items (b)	3	(12,356)	(12,353)	-
	Other, net	7	(1)	6	45

Adjusted EBITDA (c)		211	422	633	618
Less:	Purchases of property, plant and equipment	(108)	(207)	(315)	(264)

Adjusted EBITDA less capital expenditures		$103	$215	$318	$354

Net cash flows from operating activities		$183	$(597)	$(414)	$(13)
Less:	Purchases of property, plant and equipment	(108)	(207)	(315)	(264)
	Change in accrued expenses related to capital expenditures	-	8	8	2

Free cash flow		$75	$(796)	$(721)	$(275)

(a) Pro forma results reflect certain sales and acquisitions of cable systems in 2008 and 2009 as if they occurred as of January 1, 2008.

(b) Represents the aggregate of gain due to effects of Plan, gain due to fresh start accounting adjustments and reorganizations items, net as presented on the statements of operations.

(c) See page 1 of this addendum for detail of the components included within adjusted EBITDA.

The above schedules are presented in order to reconcile adjusted EBITDA and free cash flows, both non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

Addendum to Charter Communications, Inc. Fourth Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

		Actual Year Ended December 31, 2009
		Successor	Predecessor	Combined
		December 1	January 1	January 1	Predecessor
		through	through	through	Actual Year Ended
		December 31, 2009	November 30, 2009	December 31, 2009	December 31, 2008

Consolidated net income (loss)		$2	$10,099	$10,101	$(2,447)
Plus:	Interest expense, net	68	1,020	1,088	1,905
	Income tax (benefit) expense	8	(351)	(343)	(103)
	Depreciation and amortization	122	1,194	1,316	1,310
	Impairment of franchises	-	2,163	2,163	1,521
	Stock compensation expense	1	26	27	33
	(Gain) loss due to bankruptcy related items (b)	3	(11,833)	(11,830)	-
	Other, net	7	(36)	(29)	100

Adjusted EBITDA (c)		211	2,282	2,493	2,319
Less:	Purchases of property, plant and equipment	(108)	(1,026)	(1,134)	(1,202)

Adjusted EBITDA less capital expenditures		$103	$1,256	$1,359	$1,117

Net cash flows from operating activities		$183	$411	$594	$399
Less:	Purchases of property, plant and equipment	(108)	(1,026)	(1,134)	(1,202)
	Change in accrued expenses related to capital expenditures	-	(10)	(10)	(39)

Free cash flow		$75	$(625)	$(550)	$(842)

		Pro Forma Year Ended December 31, 2009 (a)
		Successor	Predecessor	Combined	Predecessor
		December 1	January 1	January 1	Pro Forma Year
		through	through	through	Ended
		December 31, 2009	November 30, 2009	December 31, 2009	December 31, 2008 (a)

Consolidated net income (loss)		$2	$10,101	$10,103	$(2,445)
Plus:	Interest expense, net	68	1,020	1,088	1,905
	Income tax (benefit) expense	8	(351)	(343)	(103)
	Depreciation and amortization	122	1,194	1,316	1,306
	Impairment of franchises	-	2,163	2,163	1,521
	Stock compensation expense	1	26	27	33
	(Gain) loss due to bankruptcy related items (b)	3	(11,833)	(11,830)	-
	Other, net	7	(38)	(31)	96

Adjusted EBITDA (c)		211	2,282	2,493	2,313
Less:	Purchases of property, plant and equipment	(108)	(1,026)	(1,134)	(1,202)

Adjusted EBITDA less capital expenditures		$103	$1,256	$1,359	$1,111

Net cash flows from operating activities		$183	$411	$594	$393
Less:	Purchases of property, plant and equipment	(108)	(1,026)	(1,134)	(1,202)
	Change in accrued expenses related to capital expenditures	-	(10)	(10)	(39)

Free cash flow		$75	$(625)	$(550)	$(848)

(a) Pro forma results reflect certain sales and acquisitions of cable systems in 2008 and 2009 as if they occurred as of January 1, 2008.

(b) Represents the aggregate of gain due to effects of Plan, gain due to fresh start accounting adjustments and reorganizations items, net as presented on the statements of operations.

(c) See page 1 of this addendum for detail of the components included within adjusted EBITDA.

The above schedules are presented in order to reconcile adjusted EBITDA and free cash flows, both non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

Addendum to Charter Communications, Inc. Fourth Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CAPITAL EXPENDITURES
(DOLLARS IN MILLIONS)

	Three Months Ended December 31, 2009
	Successor	Predecessor	Combined	Predecessor
	December 1	October 1	October 1	Three Months
	through	through	through	Ended
	December 31, 2009	November 30, 2009	December 31, 2009	December 31, 2008

Customer premise equipment (a)	$38	$95	$133	$115
Scalable infrastructure (b)	30	45	75	66
Line extensions (c)	7	14	21	17
Upgrade/Rebuild (d)	1	7	8	3
Support capital (e)	32	46	78	63

Total capital expenditures	$108	$207	$315	$264

	Year Ended December 31, 2009
	Successor	Predecessor	Combined
	December 1	January 1	January 1	Predecessor
	through	through	through	Year Ended
	December 31, 2009	November 30, 2009	December 31, 2009	December 31, 2008

Customer premise equipment (a)	$38	$555	$593	$595
Scalable infrastructure (b)	30	186	216	251
Line extensions (c)	7	63	70	80
Upgrade/Rebuild (d)	1	27	28	40
Support capital (e)	32	195	227	236

Total capital expenditures	$108	$1,026	$1,134	$1,202

(a) Customer premise equipment includes costs incurred at the customer residence to secure new customers, revenue units and additional bandwidth revenues. It also includes customer installation costs and customer premise equipment (e.g., set-top boxes and cable modems, etc.).

(b) Scalable infrastructure includes costs, not related to customer premise equipment or our network, to secure growth of new customers, revenue units and additional bandwidth revenues or provide service enhancements (e.g., headend equipment).

(c) Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).

(d) Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.

(e) Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles).

Addendum to Charter Communications, Inc. Fourth Quarter 2009 Earnings Release